Exhibit 10.1
*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
SETTLEMENT AGREEMENT
     THIS SETTLEMENT AGREEMENT (this “Agreement”) dated as of February 24, 2011 (the “Effective Date”) is entered into between Medicis Pharmaceutical Corporation, a Delaware corporation with offices located at 7720 North Dobson Road, Scottsdale, Arizona 85256 on behalf of itself and its Affiliates (collectively, “Medicis”), and Barr Laboratories, Inc. (a wholly owned subsidiary of Teva Pharmaceuticals USA, Inc. (“Teva USA”)), a Delaware corporation with offices located at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 on behalf of itself and its Affiliates (collectively, “Teva”).
     WHEREAS, Medicis is the owner of the Patent Rights (as defined below);
     WHEREAS, Teva filed and owns the ANDA (as defined below); and
     WHEREAS, in consideration for Teva’s agreement not to manufacture, use, sell, offer for sale, import or distribute Generic Product (other than in accordance with the terms of this Agreement), and Teva’s agreement to stipulate to the validity of the Patent Rights, Medicis agreed to release Teva From liability arising from the filing of the ANDA or otherwise related to the subject matter of the Lawsuit (as defined below), and to grant Teva a license to manufacture, market and distribute Generic Product, all on the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Medicis and Teva hereby agree as follows:
     1. DEFINITIONS.
          1.1 “Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such entity. An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever. For clarity, Teva USA hereby represents as of the Effective Date that Barr Laboratories, Inc. is an Affiliate of Teva USA.
          1.2 “Entry Date” means, when referring to a Generic 65/115 Product, the Generic 65/115 Product Entry Date for such Generic 65/115 Product, and when referring to Generic 55/80/105 Product, the Generic 55/80/105 Product Entry Date for such Generic 55/80/105 Product.
          1.3 “Generic 65/115 Product Entry Date” means, with respect to a particular Generic 65/115 Product, the earlier of:
(a)	February ***, 2018;

(b)	***; or

(c)	***.
     ***.
     ***.
          1.4 “Lawsuit” means Medicis Pharmaceutical Corporation v. Barr Laboratories, Inc. and Teva Pharmaceuticals USA. Inc., Civil Action No. 1:09-cv-03464-JFM, in the United States District Court for the District of Maryland.
          1.5 “Generic 55/80/105 Product Entry Date” means, with respect to a particular Generic 55/80/105 Product, the earlier of:
(a)	February ***, 2019, ***;

(b)	***;

(c)	***;

(d)	***; and

(e)	***.
     ***.
     ***.
          1.6 “ANDA” means the Abbreviated New Drug Application #65-485 and any supplements or amendments thereto.
          1.7 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.
          1.8 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.
          1.9 “Confidential Information” means all non-public materials, information and data concerning the disclosing party and its operations that is disclosed by the disclosing party to the receiving party pursuant to this Agreement, orally or in written, electronic or tangible form, or otherwise obtained by the receiving party through observation or examination of the disclosing party’s operations. Confidential Information includes, but is not limited to, information about the disclosing party’s financial condition and projections; business, marketing or strategic plans; sales information, customer lists; price lists; databases; trade secrets; product prototypes and designs; techniques, formulae, algorithms and other non-public process information. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such materials, information and data that, and only to the extent, the recipient can establish by written documentation: (a) is known to the recipient as evidenced by its written records before receipt thereof from the disclosing party, (b) is disclosed to the recipient free of confidentiality obligations by a Third Party who has the right to make such disclosure without obligations or confidentiality, (c) is or becomes part of the public domain through no fault of the recipient, or (d) the recipient can reasonably establish is independently developed by persons on behalf of recipient without the use of the information disclosed by the disclosing party.
          1.10 “FDA” means the United States Food and Drug Administration or any successor entity thereto.
          1.11 “Generic Product” means, collectively, Generic 65/115 Product and Generic 55/80/105 Product.
          1.12 “Generic 65/115 Product” means ***.
          1.13 “Generic 55/80/105 Product” means ***.
          1.14 “Patent Rights” means ***.
          1.15 “Pharmaceutical Equivalent” means a product having the same active ingredient, the same dosage form, the same route of administration and the same strength or concentration as a given reference listed drug.
          1.16 “Solodyn Products” means any of the 55 mg, 65 mg, 80 mg, 105 mg or 115 mg strengths of extended release minocycline tablets that are (a) sold using the proprietary name Solodyn®, (b) sold under NDA 05-0808 (including any supplements or amendments thereto), and (c) claimed or covered by the Patent Rights.
          1.17 “Third Party” means any person or entity other than Medicis or Teva.
     2. RELEASE; PERMANENT INJUNCTION; LICENSE.
          2.1 ***.
          2.2 Prior to Entry Date. Commencing on the Effective Date and continuing until the occurrence of the applicable Entry Date, Teva shall not, and shall not directly or indirectly encourage or assist any Third Party, on a voluntary basis, to develop, make, use, sell, offer for sale, distribute, import or otherwise commercialize Generic Product in the United States, except as expressly permitted by the terms of this Agreement.
          2.3 Validity of Patent Rights. Teva hereby admits that the claims of the Patent Rights are valid and enforceable. Teva hereby admits that the making, using, offering to sell, selling, importation and/or distribution into the United States of a Generic Product is covered by one or more claims of United States Patent Nos. 5,908,838 and 7,790,705 under 35 U.S.C. § 271. The foregoing admission shall be binding on Teva and admissible against Teva in any dispute or litigation between the parties regarding the Patent Rights, and Teva will not challenge any such admission. Teva agrees that from the Effective Date forward, Teva shall not assist any Third Party in an action to invalidate or render unenforceable any of the Patent Rights, except to the extent required by court order or other applicable law. ***.

          2.4 Consent Judgment for Permanent Injunction. Upon the Effective Date, Medicis and Teva shall cause to be completed, executed and filed with the United States District Court for the District of Maryland (the “Court”) a Consent Judgment and Permanent Injunction in the form attached hereto as Exhibit B, and Medicis, with Teva’s agreement, shall move for the entry of the Consent Judgment and Permanent Injunction by such Court.
          2.5 License Grant.
               2.5.1 Commencing on the applicable Entry Date for a Generic Product, Medicis hereby grants to Teva a non-exclusive license under the Patent Rights to make, have made (solely as set forth below), use, sell, offer for sale and import such Generic Product in or for the United States (where “United States” for purposes of this Agreement shall include its territories and possessions, including, without limitation, the District of Columbia and the Commonwealth of Puerto Rico (but excluding direct sales of Generic Product into the Commonwealth of Puerto Rico)) from and after the applicable Entry Date for such Generic Product (and before such Entry Date for reasonable commercial preparation as contemplated by Section 2.5.2). Neither party shall enter into any agreement in conflict with any provisions of this Agreement. Teva will have the right to grant sublicenses under the licenses granted in this Section 2.5.1 solely for its suppliers to make Generic Product (and for clarity API therefor) for sale only to Teva.
               2.5.2 ***.
               2.5.3 In exchange for the license rights granted in this Section 2.5, Teva agrees that (a) during the term of this Agreement, Teva shall not make, use, sell, offer for sale, import or distribute a Generic Product in the United States except for Generic Product in accordance with the terms of this Agreement, and (b) in the case of an early termination of this Agreement by Medicis because of a material, uncured breach by Teva, and continuing until the expiration of the last to expire of any valid and enforceable Patent Rights covering a Generic Product, Teva shall not make, use, sell, offer for sale, import or distribute such Generic Product in the United States.
               2.5.4 Teva shall pay to Medicis on a quarterly and product-by-product basis for any Generic Product sold after the applicable Entry Date *** of all Gross Profit resulting from sales of such Generic Product made by Teva and covered by a valid, issued, enforceable and unexpired Patent Right licensed to Teva under this Agreement ***.
               2.5.5 For the *** period following the expiration of Teva’s obligations to make royalty payments hereunder, Teva shall permit an independent auditor selected by Medicis, familiar with the generic pharmaceutical industry and reasonably acceptable to Teva, to have access, (i) during normal business hours, (ii) upon no less than *** prior notice (not more often than *** in any Calendar Year) and (iii) such access not to unreasonably interfere with the day-to-day operations of Teva, to those books and records maintained by Teva necessary for Medicis to verify the accuracy of Teva’s calculation of any Net Sales, and/or Gross Profit; provided that no such independent auditor shall be retained on a contingency basis. All such information shall be retained on a confidential basis by such auditor’s firm, and such firm’s use of such information shall be limited to the aforementioned verification. The fees charged by such auditor shall be paid by Medicis; provided, however, if the audit discloses that the royalties payable by Teva for the audited period are more than *** of the royalties actually paid during such period, then Teva shall promptly pay the reasonable fees and expenses charged by such auditor in addition to any underpayments. Upon Teva’s request, Medicis shall provide Teva with a copy of the report or other summary of its findings prepared by such auditor.
               2.5.6 Certain Definitions: For the purposes of this Section 2.5:
                    (i) “Gross Profit” means, with respect to any Generic Product sold by Teva, Net Sales of such Generic Product less the Costs of Goods for such Generic Product.
                    (ii) “Net Sales” means ***.
***.
***.
                    (iii) “Cost of Goods” means ***.
          2.6 No Licenses. Except as expressly set forth herein, nothing in this Agreement shall be construed as: (a) an obligation to bring or prosecute actions or suits against Third Parties for infringement of any patent, whether within the Patent Rights or otherwise; (b) conferring a right to use in advertising, publicity, promotion or otherwise any trademark or trade name of Medicis; or (c) granting by implication, estoppel or otherwise, any licenses or rights under the Patent Rights or any other patents.
     3. TERM AND TERMINATION.
          3.1 Term. Subject to Section 3.2, this Agreement shall expire on Generic Product by Generic Product basis on the expiration of the last to expire of the Patent Rights covering such Generic Product or its use; provided, however, that if there are no valid, issued patents within the Patent Rights covering such Generic Product or its use, but there are at such time pending patent applications within the Patent Rights covering such Generic Product or its use, then subject to the terms and conditions of this Agreement, the term of this Agreement shall continue for the pendency of such pending patent applications.
          3.2 Termination for Cause. Either party may terminate this Agreement upon or after the material breach of any material provision of this Agreement by the other party if the other party has not cured such breach within *** after receipt of express written notice thereof by the non-breaching party.
          3.3 Termination for Challenge. Medicis shall have the right to immediately terminate this Agreement at any time after the Effective Date in the event Teva or any of its Affiliates contests or challenges, or supports or assists any Third Party to contest or challenge, with the patent office or any court, regulatory agency or other forum, Medicis’ ownership of or rights in, or the validity, enforceability or scope of, any of the Patent Rights, provided that Medicis has first provided Teva with *** prior written notice of its intent to terminate and Teva has not ceased contesting or challenging, or ceased supporting or assisting any Third Party to contest or challenge, Medicis’s ownership of or rights in, or the validity, enforceability or scope of, any of the Patent Rights within such *** period. ***.
          3.4 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 2.1, 2.2, 2.3, 2.6, 3.4, 4, 5.4, 6 and 7 shall survive the expiration or termination of this Agreement. No other provisions shall survive expiration or termination of this Agreement.
     4. CONFIDENTIALITY.
          4.1 Confidentiality. For a period of *** following the expiration or earlier termination of this Agreement, except with respect to any Confidential Information constituting a trade secret in which case the receiving party’s obligation continues in perpetuity, provided such receiving party has been informed as to the status of such Confidential Information as a trade secret, each party shall maintain in confidence all Confidential Information disclosed by the other party and the terms of this Agreement, and shall not use, grant the use of or disclose to any Third Party the Confidential Information of the other party other than as expressly permitted hereby. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information or the terms of this Agreement.
          4.2 Permitted Disclosures. Either party may disclose Confidential Information of the disclosing party (a) on a need-to-know basis, to such party’s directors, officers and employees to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement, and (b) to those agents and consultants, and contract manufacturers who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided such Permitted Recipients are bound to maintain such Confidential Information in confidence at least to the same extent as set forth in Section 4.1.
          4.3 Litigation and Governmental Disclosure. Each party may disclose Confidential Information of the other party or the terms of this Agreement to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with a court order or applicable law, governmental regulations or investigation, provided that if a party is required by law or regulation to make any such disclosure of the other party’s Confidential Information it will give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.
          4.4 Publicity. Except as expressly authorized hereunder, neither party shall make any publicity releases, interviews or other dissemination of information concerning this Agreement or its terms, or either party’s performance hereunder, to communication media, financial analysts or others without the prior written approval of the other party, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in this Agreement, the parties understand and agree that either party, may, if so required, disclose some or all of the information included in this Agreement or other

Confidential Information of the other party (a) in order to comply with its obligations under the law, including the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934; (b) in order to comply with the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or New York Stock Exchange or other similar laws of a governmental authority; (c) to respond to an inquiry of a governmental authority or regulatory authority as required by law; or (d) in a judicial, administrative or arbitration proceeding. In any such event the party making such disclosure shall (i) provide the other party with as much advance notice as reasonably practicable of the required disclosure, (ii) cooperate with the other party in any attempt to prevent or limit the disclosure, and (iii) limit any disclosure to the specific purpose at issue. In connection with any filing of a copy of this Agreement with the Securities and Exchange Commission, the filing party shall endeavor to obtain confidential treatment of economic and trade secret information, and shall keep the other party informed as the planned filing (including, but not limited to providing the other party with the proposed filing reasonably in advance of making the planned filing) and consider the requests of the other party regarding such confidential treatment. The parties agree that the press release(s) set forth on Schedule B will be issued as of the Effective Date.
     5. REPRESENTATIONS AND WARRANTIES.
          5.1 Representations.
               5.1.1 Each party hereby represents and warrants as of the Effective Date to the other party that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
          5.2 Disclaimer of Warranties. Except for those warranties set forth in Section 5.1, neither party makes any warranty, written, oral, express or implied, with respect to this Agreement. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY BOTH PARTIES.
          5.3 Limitation of Liability. WITH THE EXCEPTION OF DAMAGES RESULTING FROM A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR ITS OBLIGATIONS UNDER SECTION 6 (INDEMNIFICATION), OR A BREACH BY TEVA OF SECTIONS 2.2 OR 2.3, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR LOSS OF USE OR PROFITS OR OTHER COLLATERAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH CLAIMS ARE FOUNDED IN TORT OR CONTRACT.
          5.4 Equitable Relief. Teva acknowledges and agrees that the obligations and undertakings of Teva pursuant to Sections 2.2 and 2.3 of this Agreement are reasonable and necessary to protect the legitimate interests of Medicis, that Medicis would not have entered into this Agreement in the absence of such provisions, and that Teva’s breach or threatened breach or failure to comply with such Sections 2.2 and 2.3 shall cause Medicis significant and irreparable harm, the amount of which shall be extremely difficult to estimate and ascertain, and for which money damages shall not be adequate. Teva further acknowledges and agrees that Medicis shall have the right to apply to any court of competent jurisdiction for an injunction order restraining any breach or threatened breach of Sections 2.2 or 2.3 of this Agreement and specifically enforcing the terms and provisions of such Sections of this Agreement, without the necessity of posting any bond or security or giving Teva an opportunity to cure, in addition to seeking any other remedy available to Medicis in law or equity. Teva agrees that it shall not challenge any of the foregoing acknowledgements and agreements concerning injunctive relief in any proceeding brought by Medicis.
     6.  INDEMNIFICATION.
          6.1 ***.
          6.2 ***.
          6.3 Obligations. A party which intends to claim indemnification under this Section 6 (the “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) in writing of any claim, demand, action, or other proceeding in respect of which the Indemnified Party intends to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall permit the Indemnifying Party, at its discretion, to settle any such action, claim or other matter. Notwithstanding the foregoing, the Indemnifying Party shall not enter into any settlement that would adversely affect the Indemnified Party’s rights hereunder, or impose any obligations on the Indemnified Party in addition to those set forth herein, in order for it to exercise such rights, without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation and defense of any claim, demand, action, or other proceeding covered by the indemnification obligations of this Section 6. The Indemnified Party shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.
     7. GENERAL PROVISIONS.
          7.1 Notices. All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective parties:

If to Medicis:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256

Attn: Chief Executive Officer
Facsimile: 480-291-5175

with a copy to:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Attn: General Counsel
Facsimile: 480-291-8508

If to Teva:	Teva Pharmaceuticals USA, Inc.
1090 Horsham Road.
North Wales, PA 19454
Attn: President & CEO
Facsimile: (215) 591-8803

With a copy to:	Teva Pharmaceuticals USA, Inc.
1090 Horsham Road.
North Wales, PA 19454
Attn: General Counsel
Facsimile: (215) 293-6499
     Notices shall be effective on the day of receipt. A party may change its address listed above by notice to the other party given in accordance with this Section 7.1.
          7.2 Entire Agreement. The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein. This Agreement shall be binding on each of Teva and Medicis and their respective permitted successors and assigns. For the avoidance of doubt, this Agreement shall not supersede, replace or terminate that certain Amended and Restated Settlement Agreement entered into between the parties and dated November 13, 2009.
          7.3 Waiver. None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of such party. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.
          7.4 Obligations to Third Parties. Each party warrants and represents that this Agreement does not conflict with any contractual obligations, expressed or implied, undertaken with any Third Party.
          7.5 Assignment. Neither party shall assign this Agreement or any part hereof or any interest herein (whether by operation of law or otherwise) to any Third Party (or use any subcontractor) without the written approval of the other party; provided, however, that either party may assign this Agreement without such consent (i) to any Affiliate; and (ii) in the case of a merger, consolidation, change in control or sale of all or substantially all of the assets related to this Agreement. No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations hereunder. Any purported assignment in violation of this Section 7.5 shall be void.
          7.6 Governing Law. In any action brought regarding the validity, construction and enforcement of this Agreement, it shall be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of laws. The federal and state courts in the State of Maryland shall have jurisdiction over the parties hereto in all matters arising hereunder and the parties hereto agree that the venue with respect to such matters will be a state or federal court in the State of Maryland.
          7.7 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.
          7.8 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not part of this Agreement.
          7.9 Attorneys’ Fees. The prevailing party shall be entitled to attorneys’ fees and its litigation or related expenses in any suit or proceeding with respect to the interpretation or enforcement of this Agreement.
          7.10 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of this page intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly-authorized representatives effective as of the Effective Date.

TEVA PHARMACEUTICALS USA, INC.		MEDICIS PHARMACEUTICAL CORPORATION

By:	/s/ David M. Stark	By:	/s/ Richard D. Peterson

	Name: David M. Stark		Name: Richard D. Peterson
	Title: VP & GC		Title: EVP & CFO

By:	/s/ David M. Marshall
Name: David M. Marshall
Title: VP, New Products Portfolio Strategy

EXHIBIT A
Patent Rights
Issued Patents (all U.S.)
     ***
Pending Applications (all U.S.)
     ***

B-1

EXHIBIT B
Consent Judgment for Permanent Injunction
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MARYLAND

MEDICIS PHARMACEUTICAL CORP,	)
)
Plaintiff,	)
)
v.	)
	)	C.A. No. 1:09-cv-03464-JFM
BARR LABORATORIES, INC. and	)
TEVA PHARMACEUTICALS USA,	)
INC.,	)
)
Defendants.	)
)
)
)
UNOPPOSED MOTION FOR ENTRY OF CONSENT JUDGMENT AND
PERMANENT INJUNCTION AS TO BARR LABORATORIES, INC. AND
TEVA PHARMACEUTICALS USA, INC.
     Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) and Defendants Barr Laboratories, Inc. and Teva Pharmaceuticals USA, Inc. (collectively “Defendants”) having met, conferred, and agreed to resolve their dispute upon execution of a separate Settlement Agreement (“Settlement Agreement”), Medicis respectfully moves for entry of the executed Consent Judgment and Permanent Injunction submitted herewith. Defendants do not oppose this motion.

Herbert Better (#00320)
hbetter@zuckerman.com
ZUCKERMAN SPAEDER LLP
100 East Pratt Street
Suite 2440
Baltimore, MD 21202-1031
Telephone: (410) 332-0444
Facsimile: (410) 659-0436

Matthew D. Powers (pro hac vice)
matthew.powers@weil.com
WEIL, GOTSHAL & MANGES LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Telephone: (650) 802-3000
Facsimile: (650) 802-3100

Elizabeth Stotland Weiswasser (pro hac vice)
elizabeth.weiswasser@weil.com
Jennifer H. Wu (pro hac vice)
jennifer.wu@weil.com
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Plaintiff
Medicis Pharmaceutical Corporation
Dated:

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MARYLAND

MEDICIS PHARMACEUTICAL	)
CORPORATION,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 1:09-cv-03464-JFM
)
BARR LABORATORIES, INC. and	)
TEVA PHARMACEUTICALS USA,	)
INC.,	)
)
Defendants.	)
)
)
)
CONSENT JUDGMENT AND PERMANENT INJUNCTION AS TO
BARR LABORATORIES, INC. AND TEVA PHARMACEUTICALS USA, INC.
          This matter is before the Court on the unopposed motion of Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) and Defendants Barr Laboratories, Inc. (“Barr”) and Teva Pharmaceuticals USA, Inc. (“Teva”), collectively (“Defendants”).
          WHEREAS, this Consent Judgment and Permanent Injunction as to Defendants concerns only Medicis’s claims against Defendants in this civil action no. 1:09-cv-03464-JFM (referred to herein as the “Litigation”).
          WHEREAS, Medicis requests that this Consent Judgment and Permanent Injunction as to Defendants be entered in the above-captioned case, and Defendants do not oppose Medicis’s request.
          WHEREAS, Medicis owns United States Patent Nos. 5,908,838 (“the ’838 patent”) and 7,790,705 (“the ’705 patent”).

          WHEREAS, Defendants submitted Abbreviated New Drug Application No. 65-485 (“Barr’s ANDA”) to the FDA under 21 U.S.C. § 355(j) seeking to obtain approval to commercially manufacture and sell generic minocycline HCl extended release tablets for the treatment of acne.
          WHEREAS, in the Litigation, Medicis alleged that Defendants infringed one or more of claims 3, 4, 12, , 13, 19, 21, 23, 25, and 27-34 of the ’838 patent and one or more claims of the ’705 patent of the ’838 patent under 35 U.S.C. § 271(c)(2) by virtue of Defendants’ submission of Barr’s ANDA to the FDA.
          WHEREAS, in this Litigation, Medicis alleged that it would be irreparably harmed if Defendants are not enjoined from infringing or actively inducing or contributing to infringement of one or more of claims 3, 4, 12, 13, 19, 21, 23, 25, and 27-34 of the ’838 patent and one or more claims of the ’705 patent.
          WHEREAS, in this Litigation, Medicis requested that this Court enter a permanent injunction enjoining Defendants from infringing the ’838 and ’705 patents.
          WHEREAS, Medicis and Defendants have reached an agreement to finally settle the Litigation as set forth in this Consent Judgment and Permanent Injunction as to Barr and Teva and a separate Settlement Agreement (“Settlement Agreement”) which is contemporaneously and separately being executed.
          WHEREAS, final settlement of the Litigation will help Medicis and Defendants avoid the substantial uncertainty and risks involved with prolonged litigation.

          WHEREAS, final settlement of this Litigation will permit Medicis and Defendants to save litigation costs, as well as adhere to the judicially recognized mandate that encourages the settlement of litigation whenever possible.
          WHEREAS, final settlement of the Litigation serves the public interest by saving judicial resources and avoiding the risks to each of Medicis and Defendants associated with infringement.
          WHEREAS, Medicis and Defendants each consent to personal jurisdiction in Maryland for purposes of enforcing the Settlement Agreement.
          IT IS HEREBY ORDERED, DECREED, and ADJUDGED as follows:
          1. The Court has jurisdiction over Medicis and Defendants and the subject matter of this Litigation.
          2. Defendants acknowledge Medicis’s ownership and standing to sue for infringement of United States Patent Nos. 5,908,838 (“the ’838 patent”) and 7,790,705 (“the ’705 patent”).
          3. Defendants acknowledge that the ’838 and ’705 patents are valid and enforceable, as described more fully in the Settlement Agreement.
          4. Defendants and its affiliates are permanently enjoined as of date hereof from infringing the ’838 or ’705 patents by the manufacture, use, offer to sell, sale, importation, or distribution of any current products, or future products having the same strength and dosage form of the current Solodyn® products, that are the subject of Barr’s ANDA that is not pursuant to a license granted by Medicis, and from inducing others to infringe the ’838 and ’705 patents by inducing others to manufacture, use, offer to sell, sale, import, or distribute any current products, or future products having the same strength and dosage form of the current Solodyn®

products, that are the subject of Barr’s ANDA that is not pursuant to a license granted by Medicis.
          5. All claims and counterclaims in this Litigation are hereby dismissed without prejudice.
          6. The parties are hereby ordered to comply with the terms of the Settlement Agreement.
          7. Each party shall bear its own costs and attorneys’ fees.
          8. This Court shall retain jurisdiction over Defendants and Medicis for the purpose of enforcing the terms of this Consent Judgment and Permanent Injunction and over any matters related to or arising from the interpretation or enforcement of the Settlement Agreement or any legal or equitable claim concerning the Settlement Agreement by any third party.
IT IS SO ORDERED, DECREED AND ADJUDGED this _____ day of _______, 2011 by:
The Honorable J. Frederick Motz
United States District Judge

Agreed to:

Herbert Better (#00320)	[TEVA COUNSEL]
hbetter@zuckerman.com
ZUCKERMAN SPAEDER LLP
100 East Pratt Street	Attorneys for Defendants Barr Laboratories,
Suite 2440	Inc. and Teva Pharmaceuticals USA, Inc.
Baltimore, MD 21202-1031
Telephone: (410) 332-0444
Facsimile: (410) 659-0436

Matthew D. Powers (pro hac vice)
matthew.powers@weil.com
WEIL, GOTSHAL & MANGES LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Telephone: (650) 802-3000
Facsimile: (650) 802-3100

Elizabeth Stotland Weiswasser (pro hac vice)
elizabeth.weiswasser@weil.com
Jennifer H. Wu (pro hac vice)
jennifer.wu@weil.com
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Plaintiff
Medicis Pharmaceutical Corporation

SCHEDULE B
Press Release(s)
[Medicis/Teva] today announced they have agreed to terminate all legal disputes between them relating to SOLODYN® (minocycline HCl, USP) Extended Release Tablets. Pursuant to an agreement entered into between the parties, Teva has confirmed that Medicis’ patents relating to SOLODYN® are valid and enforceable, and cover Teva’s activities relating to its generic product under Abbreviated New Drug Application (ANDA) #65-485. Under the terms of the Agreement, Teva has the option to market its generic versions of SOLODYN® Extended Release Tablets in 65mg and 115mg strengths under the SOLODYN® intellectual property rights belonging to Medicis in February 2018, or earlier under certain conditions, and generic versions of SOLODYN® in 55mg, 80mg and 105mg strengths under the SOLODYN® intellectual property rights belonging to Medicis in February 2019, or earlier under certain conditions. Additional terms were not disclosed.